Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 13, 1998, included or incorporated by reference in this Form 10-K for the year ended December 31, 1997, into Ameritech Corporation's previously filed Registration Statement File Nos. 33-26366, 2-97037, 33-30593, 33-32705,
   33-34006,  33-49036, 33-51771, 33-51773, 33-00897,  33-02591,  33-43179
   and 33-29569.





   ARTHUR ANDERSEN LLP

   Chicago, Illinois
   March 12, 1998